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                                                                  Exhibit 10.41



                                  COLE VISION



                                              December 19, 2003

Mr. William A. Schwartz
Chief Executive Officer
U.S. Vision, Inc.
One Harmon Drive
Glendora, New Jersey 08029

Re: Third Amendment to Participating Provider Agreement

Dear Mr. Schwartz.

The parties entered into the Participating Provider Agreement dated as of June 1, 1997, as amended on April 9,1998 and October 30,2002 by and between U.S. Vision, Inc., a Delaware corporation ("USV"), and Cole Vision Corporation, a Delaware corporation ("CVC"), referred hereafter as the "Vision Care Agreement". Capitalized terms used but not defined herein shall have the meanings ascribed in the Vision Care Agreement. USV and CVC hereby agree to amend the Vision Care Agreement as follows.


1. Section 4.1 of the Vision Care Agreement is hereby deleted and replaced in its entirety with the following:

      "The Term of this Agreement shall commence on June 1, 1997 and shall terminate on January 31, 2004, unless terminated earlier pursuant to the terms of this Agreement."

2. Section 3.12 of the Vision Care Agreement is hereby amended to include a new paragraph as follows.

    Notwithstanding the foregoing, in addition to the payment of the Transaction Fees, U.S. Vision shall contribute to CVC's marketing costs as follows:

    a. a monthly fee of Thirty-five Thousand Dollars ($35,000) for the promotion of Sears Optical locations;

    b. an annual amount not to exceed One Hundred Five Thousand Two Hundred Thirty-six Dollars ($105,236) for marketing of the AARP Vision Program



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       equal to twenty percent (20%) of CVC's incurred costs USV agrees to make periodic payments that shall be due and payable upon USV's receipt of a CVC's invoice;

    c. an annual amount not to exceed Forty Thousand Dollars ($40,000) for the marketing of the American Legion Vision Plan equal to apportioned amount of CVC's incurred costs. USV agrees to make periodic payments that shall be due and payable upon USV's receipt of CVC's invoice.

3. Except as modified by this letter amendment, the provisions of the Vision Care Agreement shall remain in full force and effect.

4. This letter amendment may be executed in two (2) counterparts, each of which shall be deemed the original, but all of which together shall constitute one and the same agreement.

If this letter amendment is acceptable to you, please execute both copies of this letter in the space provided below and return one fully executed copy to the undersigned.

Very truly yours,

COLE VISION CORPORATION

/s/ Lawrence E. Hyatt
-----------------------
Lawrence E. Hyatt
Executive Vice President, Finance


Acknowledged and agreed to this __ day of December, 2003

U S. VISION, INC
By: /s/ William A. Schwartz
    ---------------------------
Name:  William A. Schwartz, Jr.
Title: President